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                                                                  EXHIBIT 4.2


             AMENDMENT NO. 2 TO RECEIVABLES-BACKED CREDIT AGREEMENT


                 Amendment No. 2 to Receivables-Backed Credit Agreement (this "Amendment"), dated as of September 13, 1994, among BROADWAY RECEIVABLES, INC. (formerly, CHH Receivables, Inc.) (the "Borrower"), BLUE HAWK FUNDING CORPORATION (the "Lender") and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent (in such capacity, the "Agent"). All capitalized terms used herein not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement hereinafter described.

                             W I T N E S S E T H :

                 WHEREAS, the parties hereto have entered into a Receivables-Backed Credit Agreement, dated as of October 8, 1992, as amended by an Amendment No. 1 to Receivables-Backed Credit Agreement, dated as of September 28, 1993 (as amended, the "Credit Agreement"); and

                 WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter provided;

                 NOW, THEREFORE, in consideration of the premises and of the commitments made hereunder by the Borrower, the Lender and the Agent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.      The definition of the term "Borrowing Base" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 ""Borrowing Base" means, as of any day, the lowest of (a) the Sub-Borrowing Base on such day, (b) an amount equal to (i) the product of (x) the Outstanding Balance of Eligible Receivables on such day multiplied by (y) the Maximum Permitted Debt Ratio on such day minus (ii) the principal amount of the Non-Affiliate Subordinated Notes outstanding on such day, (c) an amount equal to (i) the product of (x) the Outstanding Balance of Eligible Receivables on such day multiplied by (y) the Maximum Class A Debt Ratio on such day minus
         (ii) the principal amount of the Class A Notes outstanding on such day or (d) an amount





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         equal to the product of (x) the Outstanding Balance of Eligible
         Receivables on such day multiplied by (y) 82%.".

         2.      The definition of the term "Carter Hawley" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 ""Carter Hawley" or "Broadway" means Broadway Stores, Inc. (formerly Carter Hawley Hale Stores, Inc.), a Delaware corporation, together with its successors and assigns.".

         3.      The definition of "Commitment Termination Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 ""Commitment Termination Date" means the earlier of (i) October 8, 1996, as such date may be extended in accordance with
         Section 2.15 and (ii) the date of the termination of the Commitment pursuant to Section 2.03 or Section 6.01.".

         4. The definition of the term "Effective Advance Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 ""Effective Advance Rate" means, at any time, the ratio (expressed as a percentage) determined by dividing (x) the sum of (i) the Sub-Borrowing Base plus (ii) $25,348,570 by (y) the aggregate Outstanding Balance of the Purchased Receivables.".

         5.      The definition of the term "Purchased Receivable" in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 ""Purchased Receivable" means, at any date of determination, any Receivable purchased by the Borrower from Broadway pursuant to the terms of the Purchase Agreement and which has not been repurchased by Broadway in accordance with the terms of the Purchase Agreement.".

         6. The definition of "Security Agreement" in Section 1.01 of the Credit Agreement is hereby amended by inserting the following language after the words "Collateral Agent" and before the "." at the end thereof: ", as such agreement may be amended from time to time".





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         7.      Section 1.01 of the Credit Agreement is hereby amended by
inserting the following new definitions in the appropriate alphabetical order:

                 "Borrower Interest Rate Cap" means, collectively, those certain Interest Rate Cap Agreements between the Borrower and each of Citicorp, N.A., Nationsbank, N.A. and Bank of America National Trust and Savings Association, each substantially in the form of Exhibit D to the Security Agreement.

                 "Calculation Period" means, with respect to any Settlement Period, the period from and including the tenth day following the end of such Settlement Period to, but excluding, the tenth day following the end of the next succeeding Settlement Period.

                 "Class A Note Rate" means 7.55%.

                 "Class A Notes" means the 7.55% Subordinated Credit Card Notes, Class A, Due 1999, in the initial aggregate principal amount of $38,000,000, issued by the Borrower pursuant to the terms of the Sub-Debt Indenture.

                 "Class B Note Rate" means 11%.

                 "Class B Notes" means the 11% Subordinated Credit Card Notes, Class B, Due 1999, in the initial aggregate principal amount of $26,000,000, issued by the Borrower pursuant to the terms of the Sub-Debt Indenture.

                 ""Interest Expense" means, for any Settlement Period, the percentage equivalent of a fraction (x) the numerator of which is equal to the sum of (1) the Class A Note Rate multiplied by the average daily outstanding principal amount of the Class A Notes during such Settlement Period, plus (2) the Class B Note Rate multiplied by the average daily outstanding principal amount of the Class B Notes during such Settlement Period, plus (3) Interest for such Settlement Period multiplied by the quotient obtained by dividing 360 by the number of days in such Settlement Period, and (y) the denominator of which is equal to the sum of (1) the average daily outstanding principal amount of the Class A Notes during such Settlement Period, plus (2) the average daily outstanding principal amount of the Class B Notes during such Settlement Period, plus (3) the average





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         daily outstanding principal amount of the Advances during such
         Settlement Period.

                 "Maximum Class A Debt Ratio" means, as of any day, an amount equal to (i) either (a) on any day from and including December 1 to, but excluding, February 1, 86%, or (b) on any day from and including February 1 to, but excluding, December 1, 87%, minus (ii) the sum of the Yield Discount Factor for such day and the Payment Rate Factor for such day.

                 "Maximum Permitted Debt Ratio" means, as of any day, an amount equal to (i) either (a) on any day from and including December 1 to, but excluding, February 1, 90%, or (b) on any day from and including February 1 to, but excluding, December 1, 91%, minus (ii) the sum of the Yield Discount Factor for such day and the Payment Rate Factor for such day.

                 "Net Portfolio Yield" means, for any Settlement Period, twelve times the percentage equivalent of a fraction (x) the numerator of which is equal to (i) the Normalized Finance Charges for such Settlement Period minus (ii) the Normalized Net Write-Offs for such Settlement Period and (y) the denominator of which is equal to the Outstanding Balance of the Purchased Receivables on the first day of such Settlement Period.

                 "Non-Affiliate Subordinated Notes" means, collectively, the Class A Notes and the Class B Notes.

                 "Normalized Collections" means, with respect to any Settlement Period, the amount obtained by dividing (x) the aggregate Collections received in such Settlement Period by (y) the number of Billing Cycles in such Settlement Period, and multiplying the quotient by 36.

                 "Normalized Finance Charges" means, with respect to any Settlement Period, the amount obtained by dividing (x) the aggregate Collections received in such Settlement Period that are allocable to finance charges by (y) the number of Billing Cycles that occurred in such Settlement Period, and multiplying the quotient by 36.

                 "Normalized Net Write-Offs" means, with respect to any Settlement Period, the amount obtained by dividing (x) an amount equal to (i) the aggregate





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         amount of Purchased Receivables written-off as uncollectible during such Settlement Period minus (ii) the aggregate Recoveries received in such Settlement Period by (y) the number of Billing Cycles that occurred in such Settlement Period, and multiplying the quotient by 36.

                 "Payment Rate" shall mean, for any Settlement Period, a fraction the numerator of which is equal to the Normalized Collections for such Settlement Period and the denominator of which is the aggregate Outstanding Balance of the Receivables on the first day of such Settlement Period.

                 "Payment Rate Factor" means, with respect to each day during any Calculation Period, an amount equal to (i) if the average Payment Rate for the three Settlement Periods ending with the related Settlement Period equals or exceeds 13%, 0% and (ii) if the average Payment Rate for the three Settlement Periods ending with the related Settlement Period is less than 13%, 1.0%.

                 "Settlement Period" has the meaning set forth in the Purchase Agreement.

                 "Sub-Borrowing Base" means, as of any day, an amount equal to
         (i) the product of (x) the Borrowing Availability for such day multiplied by (y) the Advance Rate in effect as of such day minus (ii) $25,348,570.

                 "Sub-Debt Indenture" means the Indenture dated as of September 1, 1994 between the Borrower and Bankers Trust Company, as Trustee, the form of which shall have been approved by the Agent, as such Indenture may be amended from time to time.

                 "Trustee" mean Bankers Trust Company, as trustee under the Sub-Debt Indenture, and its successors and assigns.

                 "Yield Discount Factor" means, with respect to each day during any Calculation Period, the amount, if any, by which (x) an amount equal to (i) the Interest Expense for the related Settlement
         Period plus (ii) 2% minus (iii) twelve times the percentage equivalent of a fraction the numerator of which is equal to the aggregate amount of any payments received under the Interest Rate Cap during such related Settlement





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         Period and the denominator of which is equal to the average outstanding principal amount of the Issuer's obligations under the Class A Notes, the Class B Notes and the Note for such related Settlement Period exceeds (y) the Net Portfolio Yield for such related Settlement Period.".

         8. Section 2.04 of the Credit Agreement is hereby amended by (i) deleting clause (b) thereof and substituting in place thereof the following clauses (b) and (c) and (ii) redesignating clause (c) thereof as clause (d):

                 "(b) Mandatory. On any date, the Borrower shall forthwith prepay to the Agent, for the account of the Lender, the outstanding Principal of Advances, if any, as may be necessary so that after such prepayment the aggregate outstanding Principal of Advances does not exceed the Sub-Borrowing Base on such date, together with in the case of a prepayment in full of all outstanding Advances, Interest accrued to the date of such prepayment and all accrued and unpaid fees, costs and expenses at the time due and payable by the Borrower under the Facility Documents.

                 (c) Mandatory - Non-Affiliate Subordinated Notes. On any date on which the Sub-Borrowing Base exceeds the Borrowing Base, the Borrower shall forthwith prepay to the Agent, for the account of the Lender, the outstanding Principal of Advances, if any, as may be necessary so that after such prepayment and any prepayment made pursuant to clause (b) above on such date the aggregate outstanding Principal of Advances does not exceed the Borrowing Base on such date, together with in the case of a prepayment in full of all outstanding Advances, Interest accrued to the date of such prepayment and all accrued and unpaid fees, costs and expenses at the time due and payable by the Borrower under the Facility Documents."

         9. Section 2.07(b) of the Credit Agreement is hereby amended by deleting the figure "1.10%" in line 3 thereof and inserting in lieu thereof the figure "1.08%".

         10. Section 2.13 of the Credit Agreement is hereby amended by inserting the following language after the words "Cash Collateral Account" and before the "." at the end thereof:

         "and (iv) to pay interest in respect of the Non-Affiliate Subordinated Notes".





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         11.     Section 2.15 of the Credit Agreement is hereby amended by
deleting the clause "to which the Liquidity Termination Date has been extended" in lines 10 and 11 thereof and inserting in lieu thereof the following language:

         "which is the 16th day prior to the date to which the Liquidity Termination Date has been extended".

         12. Section 5.01(h) of the Credit Agreement is hereby amended by deleting the word "and" in the last line of sub-clause (xiii) thereof, by inserting the following new sub-clause immediately after sub-clause (xiii) thereof:

                 "(xiv) promptly and in any event within one Business Day after the Borrower becomes aware of the existence thereof, telephonic, telex or telecopied notice (confirmed in writing within 5 days) identifying, and specifying the nature of, any Early Amortization Event, any "Event of Default" (as defined in the Sub-Debt Indenture), any "Default" (as defined in the Sub-Debt Indenture) or any development or other information which could materially and adversely affect the ability of the Borrower to perform its obligations under the Sub-Debt Indenture; and".

and by deleting the numeral "(xiv)" in the first line of sub-clause (xiv) thereof and inserting in lieu thereof the numeral "(xv)".

         13. Section 5.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "(b) Debt. Create or suffer to exist any Debt except the Obligations of the Borrower pursuant to the Facility Documents, the Subordinated Promissory Notes and the Non-Affiliate Subordinated Notes.".

         14. Section 5.02(c) of the Credit Agreement is hereby amended by deleting clause (A) set forth therein and substituting in place thereof the following:

                 "(A) the Equity of the Borrower is not less than an amount equal to (i) the aggregate Outstanding Balance of the Eligible Receivables minus (ii) the sum of the outstanding Principal of the Advances, the outstanding principal amount of the Non-Affiliate Subordinated Notes and the amount of any loss reserve existing on the balance sheet of the Borrower with respect to the Purchased Receivables, and"





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         15.     Section 5.03(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 "(c) Capitalization. The Borrower shall not at any time permit the sum of (i) the Non-Affiliate Subordinated Notes and (ii) its Equity, to be less than $88,500,000."

         16. Section 6.01(n) of the Credit Agreement is hereby amended by inserting the following language after the phrase "Purchase Agreement);" in line 5 thereof:

                 "or

                          (o) Any "Event of Default" under (and as defined in) the Sub-Debt Indenture shall have occurred; or

                          (p) Any Early Amortization Event (as defined in the Security Agreement) shall have occurred; or

                          (q) Any of the Non-Affiliated Subordinated Notes shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing;".

         17. Section 6.02 of the Credit Agreement is hereby amended by inserting the following language after the word "Agent" in line 4 thereof:

         ", the Trustee under the Sub-Debt Indenture".

         18. Section 9.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                 "Section 9.10. No Proceedings. The Borrower hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper and Non-Affiliate Subordinated Notes, it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         19. The Credit Agreement is hereby amended by deleting the form of Borrowing Base Certificate set forth





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as Exhibit E to the Credit Agreement and inserting in place thereof Exhibit E attached to this Amendment.

         20. The Credit Agreement is hereby amended by deleting the form of Lender Report set forth as Exhibit G to the Credit Agreement and inserting in place thereof Exhibit G attached to this Amendment.

         21. In order to induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants as of the date hereof that no Default or Event or Default has occurred and is continuing.

         22. This Amendment is limited as specified and shall not constitute a modification or waiver of any other provision of the Credit Agreement. Any references to the Credit Agreement in any of the Facility Documents or in any of the documents executed or delivered in connection therewith or in contemplation thereof shall be deemed after the date hereof to be references to the Credit Agreement as amended by this Amendment.

         23. The Borrower shall deliver to the Agent such resolutions approving and authorizing this Amendment and such opinions of counsel and corporate certificates as the Agent may reasonably request, which resolutions, opinions and certificates shall be in form and substance satisfactory to the Agent.

         24. This Amendment shall be effective on the latest of (i) the date on which each of the parties hereto shall have executed and delivered a copy or counterpart of this Amendment to each other party hereto, (ii) the date upon which each Rating Agency shall have confirmed that the execution of this Amendment and the issuance of the Non-Affiliate Subordinated Notes by the Borrower shall not result in a withdrawal or downgrading of such Rating Agency's current credit rating of the Commercial Paper, (iii) the date on which the Borrower issues and sells the Non-Affiliate Subordinated Notes, in a form which has been approved by the Agent and with credit ratings of not less than, with respect to the Class A Notes, "BBB" from S&P and "BBB" from Fitch and, with respect to the Class B Notes, "BB" from S&P and "BB" from Fitch, and (iv) the effective date of an amendment to the Retailer Credit Agreement, in a form which has been approved by the Agent, that extends the commitment termination date thereunder to October 8, 1996".

         25. This Amendment may be executed in any number of counterparts and by the different parties hereto on





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separate counterparts each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         26. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.





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                 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                           BROADWAY RECEIVABLES, INC.



                                           By:___________________________
                                              Name:
                                              Title:


                                           BLUE HAWK FUNDING CORPORATION



                                           By:___________________________
                                              Name:
                                              Title:


                                           GENERAL ELECTRIC CAPITAL
                                           CORPORATION, as Agent



                                           By:___________________________
                                              Name:
                                              Title:



Consented to:

GENERAL ELECTRIC CAPITAL
  CORPORATION, as LOC Agent and Collateral Agent


By:_______________________________
   Name:
   Title:





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